FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2002

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change

(Former name or address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.   The Company today issued a press release which reaffirmed the Company's previously issued earnings guidance for the second quarter 2002, announced the Company's expectations concerning a one-time non-cash charge to be applied to its previously announced earnings for the first quarter 2002 as a result of Raceway Associates, LLC early adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, and provided date, time and access information for the Company's scheduled conference call on July 10, 2002 to discuss second quarter 2002 earnings results.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release Reaffirming Previous Guidance	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	06/24/2002	/s/ Susan G. Schandel
Susan G. Schandel, Vice President & Chief Financial Officer